MASTER SECURITY AGREEMENT


         Master Security Agreement (the "Agreement"), dated as of August 31, 2005 between SMARTSERV ONLINE, INC. ( "Obligor") in favor of CAMOFI MASTER LDC (the "Secured Party"), .

                              W I T N E S S E T H:

         WHEREAS, Secured Party has entered into certain financing arrangements with the Obligor, pursuant to a (a) Securities Purchase Agreement dated as of the date hereof (the "Purchase Agreement") and (b) Loan Agreement dated as of the date hereof, (in each case, together with and all financing statements, agreements, documents, promissory notes and instruments executed and/or delivered specifically in connection therewith, as the same may now exist or may hereafter be amended, modified, supplemented, extended, renewed or replaced, the "Transaction Documents") pursuant to which the Secured Party may provide financial accommodations to Obligor;

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, Obligor and the Secured Party agree as follows:

1.    Grant of Security Interest

      (a) To secure payment and performance of the Obligations, Obligor hereby grants to Secured Party a security interest in all property and interests in property of Obligor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Secured Party, collectively, the "Collateral"), including, without limitation, the following:

            (i)   all Accounts;

            (ii)  all Equipment;

            (iii) all General Intangibles;

            (iv)  all Inventory;

            (v) all Investment Property (including, without limitation, the shares of capital stock of KPCCD, Inc.; and

            (vi)  all proceeds and products of (i), (ii), (iii), (iv), and (v).

      (b) Notwithstanding anything to the contrary contained in Section 1(a) above, the types or items of Collateral described in such Section shall not include any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of Obligor, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Secured Party is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed (i) to apply if any such prohibition is unenforceable under the UCC or other applicable law or (ii) so as to limit, impair or otherwise affect Secured Party's unconditional continuing security interest in upon any rights or interests of Obligor in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts).

      (c) Perfection of Security Interests.

      (i) Obligor irrevocably and unconditionally authorizes Secured Party (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Secured Party or its designee as the secured party and Obligor or any affiliate of Obligor as debtor, as Secured Party may require, and including any other information with respect to Obligor or otherwise required by part 5 of Article 9 of the UCC of such jurisdiction as Secured Party may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Obligor hereby ratifies and approves all financing statements naming Secured Party or its designee as secured party and Obligor as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Secured Party prior to the date hereof and ratifies and confirms the authorization of Secured Party to file such financing statements (and amendments, if any). Obligor hereby authorizes Secured Party to adopt on behalf of Obligor any symbol required for authenticating any electronic filing. In no event shall Obligor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Secured Party or its designee as secured party and Obligor as debtor.

      (ii) Obligor shall take any other actions reasonably requested by Secured Party from time to time to cause the attachment and perfection of, and the ability of Secured Party to enforce, the security interest of Secured Party in any and all of the Collateral.

2. Covenants Relating to Collateral; Indebtedness; Dividends. Obligor covenants that:

      (a) it shall at all times: (i) be the sole owner of each and every item of Collateral, (ii) defend the Collateral against the claims and demands of all persons and (iii) in the case of tangible property constituting part of the Collateral, (A) properly maintain and keep in good order and repair such property and (B) keep such property fully insured with responsible companies acceptable to Secured Party against such risks as the Collateral may be subject to, or as Secured Party may request;

      (b) it will comply with the requirements of all leases, mortgages and other instruments relating to premises where any Collateral is located;

      (c) Obligor shall not change its name unless each of the following conditions is satisfied: (i) Secured Party shall have received not less than thirty (30) days' prior written notice from Obligor of such proposed change which notice shall accurately set forth the proposed new name; and (ii) Secured Party shall receive a copy of the amendment to the Certificate of Incorporation of Obligor providing for the name change certified by the Secretary of State of Delaware of as soon as it is available;

      (d) Obligor shall not change its chief executive office or its mailing address unless Secured Party shall have received not less than thirty (30) days' prior written notice from Obligor of such proposed change, which notice shall set forth such information with respect thereto as Secured Party may require and Secured Party shall have received such agreements as Secured Party may reasonably require in connection therewith; and

      (e) Obligor shall not change its type of organization, jurisdiction of organization or other legal structure.

3.    Remedies.

      (a) Upon the occurrence and after the continuance of an Event of Default (as defined in the Transaction Documents), (i) Secured Party shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process; (ii) Secured Party may enter Obligor's premises or other premises without legal process and without incurring liability to Obligor therefor, and Secured Party may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Secured Party may deem advisable and Secured Party may require Obligor to make the Collateral available to Secured Party at a convenient place; (iii) with or without having the Collateral at the time or place of sale, Secured Party may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Secured Party may elect.

4.    Representations, Warranties and Agreements.

Obligor hereby represents, warrants and agrees that:

      (a) (i) Obligor is a corporation duly organized and validly existing under the laws of Delaware.

          (ii) the exact legal name of Obligor is as set forth on the signature page of this Agreement. Obligor has not, during the past five years, been known by or used any other composite or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its properties or assets out of the ordinary course of business.

          (iii) the chief executive office and mailing address of Obligor and Obligor's Records concerning Receivables are located only at the address identified as such on Schedule 4(a)(iii) and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth on Schedule 4(a)(iii).

5. Expenses of Obligor's Duties; Secured Party's Right to Perform on Obligor's Behalf;

      (a) Obligor's agreements hereunder shall be performed by it at its sole cost and expense.

      (b) If Obligor shall fail to do any act which it has covenanted to do hereunder, Secured Party may (but shall not be obligated to) do the same or cause it to be done, either in its name or in the name and on behalf of Obligor, and Obligor hereby irrevocably authorizes Secured Party so to act.

6.    No Waivers of Rights hereunder; Rights Cumulative.

      (a) No delay by Secured Party in exercising any right hereunder, or in enforcing any of the Obligations, shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver of any of the Obligations shall be enforceable against Secured Party unless in writing and signed by an officer of Secured Party, and unless it expressly refers to the provision affected; any such waiver shall be limited solely to the specific event waived.

      (b) All rights granted Secured Party hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to Secured Party under any other agreement with respect to the Obligations or under applicable law and nothing herein shall be construed as limiting any such other right.

7. Termination. This Agreement shall continue in full force and effect until all Obligations then outstanding (whether absolute or contingent) shall have been paid and satisfied in full.

8.    Governing Law; Jurisdiction; Certain Waivers.

      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Obligor with respect to any of the Obligations, this Agreement or any Transaction Document may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Obligor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Obligor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Obligor at its address set forth in
Section 10, and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Secured Party to bring proceedings against Obligor in the courts of any other jurisdiction. Obligor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Obligor against Secured Party involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in The City of New York, State of New York.

      (b) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.    Additional Definitions. As used herein:

      (a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Obligor and Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with this Agreement or is cured in a manner satisfactory to Secured Party, if such Event of Default is capable of being cured as determined by Secured Party. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      "Accounts" shall mean all present and future rights of Obligor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a secondary obligation incurred or to be incurred, or (iv) arising out of the use of a credit or charge card or information contained on or for use with the card.

      "Equipment" shall mean all of Obligor's now owned and hereafter acquired goods (other than Inventory), wherever located, including, without limitation, equipment, machinery, vehicles, tools, furniture, fixtures, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      "General Intangibles" shall mean and include all of Obligor's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, patents, patent rights, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, service mark applications, goodwill (including any goodwill associated with any trademark or service marks or the license of any trademark), copyrights, works which are the subject matter of copyrights, rights in works of authorship, copyright registrations, inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, research, analysis, reports, manuals and operating standards, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, domaine names, domaine name registrations, software and contract rights relating to software, all claims under guaranties, security interests or other security held by or granted to Obligor to secure payment of any of the Receivables by a customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

      "Inventory" shall mean all of Obligor's now owned and hereafter existing or acquired goods, wherever located, which (i) are leased by Obligor as lessor;
(ii) are held by Obligor for sale or lease or to be furnished under a contract of service; (iii) are furnished by Obligor under a contract of service; or (iv) consist of raw materials, work in process, finished goods or materials used or consumed in its business, together with all documents of title or other documents representing or relating to any of the foregoing.

      "Obligations" means:

            (1) the full and prompt payment Obligor when due of all obligations and liabilities to the Secured Party, whether now existing or hereafter arising, under the Notes or the other Transaction Documents and the due performance and compliance by Obligor with the terms of the Transaction Documents;

            (2) any and all sums advanced in accordance with the terms of the Transaction Documents or applicable law by the Secured Party in order to preserve the Collateral or to preserve the Secured Party's security interest in the Collateral; and

            (3) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Company referred to in the immediately preceding clauses (1) and in accordance with the terms of the Transaction Documents, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by Secured Party of its rights hereunder, together with reasonable attorneys' fees and court costs.

      "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Obligor: all Accounts; all amounts at any time payable to Obligor in respect of the sale or other disposition by Obligor of any Account or other obligation for the payment of money; all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; all payment intangibles of Obligor and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Obligor, whether from the sale and lease of goods or other property, licensing of any property (including General Intangibles), rendition of services or from loans or advances by Obligor or to or for the benefit of any third person (including loans or advances to any affiliates or Subsidiary of Obligor) or otherwise associated with any Accounts, Inventory or General Intangibles of Obligor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Obligor in connection with the termination of any employee benefit plan and any other amounts payable to Obligor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Obligor is beneficiary).

      "Records" shall mean, all of Obligor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Obligor with respect to the foregoing maintained with or by any other person).

      "Subsidiary" shall have the meaning set forth in the Purchase Agreement.

      "Transaction Documents" shall have the meaning set forth in the recitals hereto.

      "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

      The words "it" or "its" as used herein shall be deemed to refer to individuals and to business entities.

10. Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or five (5) days following posting thereof by certified or registered mail, postage prepaid, return receipt requested, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service, or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered or certified mail, return receipt requested, or by recognized overnight delivery service to the address set forth below, in each case addressed to the applicable party at its address set forth below or at such other address as has been furnished in writing by such party to the other by like notice:

       (A) If to Secured Party:

                                         c/o Centrecourt Asset Management
                                         350 Third Avenue, 8th Floor
                                         New York, New York  10017

                                         Attention:    Keith D. Wellner
                                         Telephone:    (646) 758-6755
                                         Facsimile:    (646) 304-0500

       (B) If to Obligor:

                                         2250 Butler Pike
                                         Suite 150
                                         Plymouth Meetings, PA
                                         Attention:  Robert Pons
                                         Telephone:  (610) 397-0689
                                         Facsimile:  (610) 397-0846


      Any requirement under applicable law of reasonable notice by Secured Party to Obligor of any event shall be met if notice is given to Obligor in the manner prescribed above at least five (5) days before (a) the date of such event or (b) the date after which such event will occur.

11.   General.

      (a) This Agreement shall be binding upon the assigns or successors of each of the undersigned Obligor and shall inure to the benefit of and be enforceable by Secured Party and its successors, transferees and assigns permitted under the Transaction Documents.

      (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated, in New York, New York as of the date first above written.


                                       SMARTSERV ONLINE, INC.

                                       By: /s/ Robert M. Pons
                                           -----------------------------
                                           Name: Robert M. Pons
                                           Title: Chief Executive Officer


Accepted in New York, New York, as of August __ , 2005

CAMOFI MASTER LDC

By: /s/ Richard Smithline
    ------------------------------
    Name: Richard Smithline
    Title:

                               SCHEDULE 4(a)(iii)
                                       TO
                            MASTER SECURITY AGREEMENT